UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Arava St., pob 1026, Airport City, Israel, 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

Placement Agency Agreement

On January 31, 2018, My Size, Inc. (the "Company") announced that it priced a public offering of 3,000,000 shares (“Shares”) of its common stock, par value $0.001 per share (“Common Stock”) and five-year warrants (“Warrants”) to purchase an aggregate of 1,500,000 shares of Common Stock at an exercise price of $2.65 per share (collectively, the “Securities”) to the public at $2.00 per share and related warrant.

The gross proceeds to the Company from the offering are expected to be approximately $6.0 million, and the net proceeds to the Company from the offering, after deducting the placement agent fees and other estimated offering expenses, are expected to be approximately $5.4 million. The Company intends to use the net proceeds from the public offering for repayment of debt, working capital and other general corporate purposes.

The Shares, the Warrants and the shares of Common Stock underlying the Warrants are registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a shelf registration on Form S-3 (Registration No. 333-222535) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act on January 12, 2018, and declared effective by the SEC on January 25, 2018 (the “Registration Statement”). A preliminary prospectus supplement dated January 30, 2018 (including the accompanying base prospectus (the “Base Prospectus”) as contained in the Registration Statement) was filed with the SEC on January 30, 2018, and a final prospectus supplement dated January 31, 2018 (including the accompanying Base Prospectus) was filed with the SEC on January 31, 2018, in connection with the offering. A copy of the opinion of Sheppard, Mullin, Richter & Hampton, LLP relating to the legality of the issuance and sale of the Securities sold in the offering is attached as Exhibit 5.1 hereto.

Roth Capital Partners, LLC (the “Placement Agent”) is acting as sole placement agent for the offering on a reasonable “best efforts” basis pursuant to a placement agency agreement (the “Placement Agency Agreement”) between the Company and the Placement Agent dated January 31, 2018. The Placement Agency Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The offering is expected to close on February 2, 2018, subject to the satisfaction of customary closing conditions.

Pursuant to the Placement Agency Agreement, the Company has entered into a lock-up agreement (the “Company Lock-Up Agreement”) with the Placement Agent not to sell, transfer or otherwise dispose of securities of the Company until the earlier of (i) March 17, 2018 and (ii) such time that the Company’s aggregate trading volume on The Nasdaq Capital Market is at least 30,000,000 shares following the public announcement of the terms of the offering. In addition, executive officers, directors, and a stockholder holding over 5% of our common stock of the Company entered into a lock-up agreement (the “Affiliate Lock-Up Agreement” and together with the Company Lock-Up Agreement, the “Lock-Up Agreement”) with the Placement Agent not to sell, transfer or otherwise dispose of securities of the Company the earlier of (i) March 31, 2018 and (ii) the date that the Company files its Annual Report on Form 10-K for the year ended December 31, 2017.

Pursuant to negotiations with the institutional investors in the offering, the terms of the leak-out agreement (the “Leak-Out Agreement”) were agreed upon to provide that, until February 13, 2018, each institutional investor either alone or together with its affiliates that purchases $10,000 or more of shares and warrants will be limited to selling no more than its pro rata portion (based upon the size of its investment in the offering) of 35% of the daily trading volume of the Common Stock on such trading day, including shares of Common Stock or shares of Common Stock underlying any convertible securities (including any shares of Common Stock acquirable upon exercise of the Warrants); provided, that the foregoing restriction shall not apply to any actual “long” (as defined in Regulation SHO of the Securities Exchange Act of 1934, as amended) sales by the holder or any of the holder’s affiliates at a price greater than $3.00, subject to adjustment.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Lock-Up Agreement contained therein, a copy of the form which is attached hereto as Exhibit 10.3, and incorporated herein by reference. The foregoing description of the Placement Agency Agreement and Leak-Out Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Placement Agency Agreement and Leak-Out Agreement, a copy of the form of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

The provisions of the Placement Agency Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 8.01        Other Events

On January 31, 2018, the Company issued a press release announcing the pricing of the public offering. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Placement Agency Agreement, dated January 31, 2018, between My Size, Inc. and Roth Capital Partners, LLC
10.2	Form of Leak-Out Agreement
10.3	Form of Lock-Up Agreement
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (Included in Opinion of Sheppard, Mullin, Richter & Hampton LLP, Exhibit 5.1)
99.1	Press Release dated January 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: January 31, 2018	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer